UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

Jernigan Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36892	47-1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650		38119
(Address of Principal Executive Offices)		(Zip Code)

(901) 567-9510
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2016, Jernigan Capital, Inc., through Jernigan Capital Operating Company, LLC, its operating subsidiary (the “Company”), entered into the Limited Liability Company Agreement (the “JV Agreement”) of Storage Lenders LLC, a Delaware limited liability company, to form a joint venture (the “Heitman Joint Venture”) with HVP III Storage Lenders Investor, LLC, an investment vehicle managed by Heitman Capital Management LLC (“Heitman”). The Heitman Joint Venture was formed for the purpose of providing capital to developers of self-storage facilities identified and underwritten by the Company.

Under the JV Agreement, the Company will contribute to the Heitman Joint Venture three existing self-storage development investments in Miami and Fort Lauderdale, Florida that are not yet under construction with an aggregate committed principal amount of approximately $41.9 million and is obligated to present all new self-storage development investment opportunities to the Heitman Joint Venture until the earlier of March 31, 2017 or until the Heitman Joint Venture’s capital is fully committed (the “Investment Period”). Heitman has committed up to $110.0 million for a 90% interest in the Heitman Joint Venture, with the Company committing $12.2 million for a 10% interest (approximately $7.9 million of which will be contributed in the form of the drawn balances on the three existing self-storage investments). The maximum investment by Heitman is contingent on a $75.0 million institutional co-investment that has not yet been finalized, though it is in process. If an institutional co-investor does not consummate a proposed investment within 60 days, the Heitman Joint Venture will remain at approximately $41.9 million and the Company will no longer be obligated to provide any new self-storage development investment opportunities to the joint venture.

The Company will receive a priority distribution (after debt service and any reserve) out of operating cash flow and residual distributions based upon 1% of the committed principal amount of loans made by the Heitman Joint Venture, exclusive of the loans contributed to the Heitman Joint Venture by the Company. Operating cash flow of the Heitman Joint Venture (after debt service, reserves and priority distributions) will be distributed to the members in accordance with their respective capital commitments. Residual cash flow from capital and other events (after debt service, reserves and priority distributions) will be distributed: (i) pro rata in accordance with each member’s capital contributions (its “Percentage Interest”) until each member has received a return of all capital; (ii) pro rata in accordance with each member’s Percentage Interest until Heitman has achieved a 14% internal rate of return; (iii) to Heitman in an amount equal to its Percentage Interest less 10% and to the Company in an amount equal to its Percentage Interest plus 10% until Heitman has achieved a 17% internal rate of return; (iv) to Heitman in an amount equal to its Percentage Interest less 20% and to the Company in an amount equal to its Percentage Interest plus 20% until Heitman has achieved a 20% internal rate of return; and (v) any excess to Heitman in an amount equal to its Percentage Interest less 30% and to the Company in an amount equal to its Percentage Interest plus 30%. However, the Company will not be entitled to any such promoted interest prior to the earlier to occur of the third anniversary of the JV Agreement and Heitman receiving distributions to the extent necessary to provide Heitman with a 1.48 multiple on its contributed capital.

Under the JV Agreement, the Company and Heitman will seek to obtain and, if obtained, will share joint rights of first refusal to acquire self-storage facilities that are the subject of development property investments made by the Heitman Joint Venture. Additionally, so long as the Company, through its operating subsidiary, is a member of the Heitman Joint Venture and the Heitman Joint Venture holds any assets, the Company will not make any investment of debt or equity or otherwise, directly or indirectly, in one or more new joint ventures or similar programs for the purposes of funding or providing development loans or financing, directly or indirectly, for the development, construction, or conversion of self-storage facilities, in each case without first offering such opportunity to Heitman to participate on substantially the same terms as those set forth in the JV Agreement, either through the Heitman Joint Venture or a newly formed joint venture.

The JV Agreement permits Heitman to cause the Company to repurchase from Heitman its equity interests in the developer entities (the “Developer Equity Interests”). Under the JV Agreement, if a developer causes to be refinanced a self-storage facility with respect to which the Company has made a development property investment and such refinancing does not coincide with a sale of the underlying self-storage facility, then at any time after the fourth anniversary of the commencement of the Heitman Joint Venture, Heitman may either put to the Company its share of the Developer Equity Interests in respect of each such development property investment, or sell Heitman’s Developer Equity Interests to a third party.

The Company will be the managing member of the Heitman Joint Venture and manage and administer (i) the day-to-day business and affairs of the Heitman Joint Venture and any of its acquired properties and (ii) loan servicing and other administration of the approved development property investments. The Company will be paid a monthly expense reimbursement amount by the Heitman Joint Venture in connection with its role as managing member, as set forth in the JV Agreement. Heitman may remove the Company as the manager of the Heitman Joint Venture if the Company commits an event of default (as defined in the JV Agreement), if the Company undergoes a change in control (as defined in the JV Agreement), if the Company becomes insolvent or if, during the Investment Period, Dean Jernigan ceases to have an active role in the finding and underwriting of potential development loans for the Heitman Joint Venture and, as a result of such cessation, the Company is not capable of fulfilling its duties and obligations under the JV Agreement, as reasonably determined by Heitman in good faith.

Heitman has the right to approve all “Major Decisions” of the Heitman Joint Venture, as defined in the JV Agreement, including, but not limited to, each investment of capital, the incurrence of any indebtedness, the sale or other disposition of assets of the Heitman Joint Venture, the replacement of the managing member, the acceptance of new members into the Heitman Joint Venture and the liquidation of the Heitman Joint Venture.

The JV Agreement contains other terms, conditions and indemnities that are customary and standard for joint ventures in the real estate industry.

The foregoing description of the Heitman Joint Venture and the JV Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the JV Agreement. A copy of the JV Agreement is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Limited Liability Company Agreement of Storage Lenders LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2016

Jernigan Capital, Inc.

By:	/s/ John A. Good
Name: John A. Good
Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Limited Liability Company Agreement of Storage Lenders LLC.